3Q 2023 Preliminary Results Exhibit 99.2 Ally Financial Inc. 3Q 2023 Earnings Review October 18, 2023 Contact Ally Investor Relations at (866) 710-4623 or investor.relations@ally.com 1

3Q 2023 Preliminary Results Forward-Looking Statements and Additional Information This presentation and related communications should be read in conjunction with the financial statements, notes, and other information contained in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. This information is preliminary and based on company and third-party data available at the time of the presentation or related communication. This presentation and related communications contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts—such as statements about the outlook for financial and operating metrics and performance and future capital allocation and actions. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “pursue,” “seek,” “continue,” “estimate,” “project,” “outlook,” “forecast,” “potential,” “target,” “objective,” “trend,” “plan,” “goal,” “initiative,” “priorities,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2022, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (collectively, our “SEC filings”). Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent SEC filings. This presentation and related communications contain specifically identified non-GAAP financial measures, which supplement the results that are reported according to U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures may be useful to investors but should not be viewed in isolation from, or as a substitute for, GAAP results. Differences between non-GAAP financial measures and comparable GAAP financial measures are reconciled in the presentation. Unless the context otherwise requires, the following definitions apply. The term “loans” means the following consumer and commercial products associated with our direct and indirect financing activities: loans, retail installment sales contracts, lines of credit, and other financing products excluding operating leases. The term “operating leases” means consumer- and commercial-vehicle lease agreements where Ally is the lessor and the lessee is generally not obligated to acquire ownership of the vehicle at lease-end or compensate Ally for the vehicle’s residual value. The terms “lend,” “finance,” and “originate” mean our direct extension or origination of loans, our purchase or acquisition of loans, or our purchase of operating leases, as applicable. The term “consumer” means all consumer products associated with our loan and operating-lease activities and all commercial retail installment sales contracts. The term “commercial” means all commercial products associated with our loan activities, other than commercial retail installment sales contracts. The term “partnerships” means business arrangements rather than partnerships as defined by law. 2

3Q 2023 Preliminary Results GAAP and Core Results: Quarterly 3Q 23 2Q 23 1Q 23 4Q 22 3Q 22 ($ millions, except per share data) GAAP net income attributable to common shareholders (NIAC) $ 269 $ 301 $ 291 $ 251 $ 272 (1)(2) $ 252 $ 291 $ 250 $ 327 $ 346 Core net income attributable to common shareholders GAAP earnings per common share (EPS) (diluted, NIAC) $ 0.88 $ 0.99 $ 0.96 $ 0.83 $ 0.88 (1)(2) $ 0.83 $ 0.96 $ 0.82 $ 1.08 $ 1.12 Adjusted EPS Return on GAAP common shareholders' equity 9.9% 10.8% 10.8% 9.7% 10.0% (1)(2) Core ROTCE 12.9% 13.9% 12.5% 17.6% 17.2% GAAP common shareholders' equity per share $ 34.81 $ 3 7.16 $ 36.75 $ 3 5.20 $ 3 3.66 (1)(2) $ 2 9.79 $ 32.08 $ 31.59 $ 29.96 $ 28.39 Adjusted tangible book value per share (Adjusted TBVPS) Efficiency ratio 62.6% 60.1% 60.3% 57.5% 57.6% (1)(2) 52.1% 51.7% 55.8% 50.6% 48.2% Adjusted efficiency ratio GAAP total net revenue $ 1,968 $ 2 ,079 $ 2,100 $ 2,201 $ 2,016 (1)(2) $ 2,036 $ 2 ,066 $ 2,047 $ 2,163 $ 2,089 Adjusted total net revenue (1)(2) $ 736 $ 830 $ 834 $ 935 $ 855 Pre-provision net revenue (1)(2) Core pre-provision net revenue $ 834 $ 817 $ 781 $ 954 $ 948 Effective tax rate -29.8% 18.4% 17.5% 37.5% 28.1% (1) The following are non-GAAP financial measures which Ally believes are important to the reader of the Consolidated Financial Statements, but which are supplemental to and not a substitute for GAAP measures: Accelerated issuance expense (Accelerated OID), Adjusted earnings per share (Adjusted EPS), Adjusted efficiency ratio, Adjusted noninterest expense, Adjusted other revenue, Adjusted tangible book value per share (Adjusted TBVPS), Adjusted total net revenue, Core net income attributable to common shareholders, Core original issue discount (Core OID) amortization expense, Core outstanding original issue discount balance (Core OID balance), Core pre- provision net revenue (Core PPNR), Core pre-tax income, Core return on tangible common equity (Core ROTCE), Investment income and other (adjusted), Net financing revenue (excluding Core OID), Net interest margin (excluding Core OID), Pre-provision net revenue (PPNR), and Tangible Common Equity. These measures are used by management, and we believe are useful to investors in assessing the company’s operating performance and capital. Refer to the Definitions of Non-GAAP Financial Measures and Other Key Terms, and Reconciliation to GAAP later in this document. (2) Non-GAAP financial measure – see pages 35 – 37 for definitions. 3

3Q 2023 Preliminary Results Leadership Update Strategically, Operationally and Culturally Transformed Rebranded to Ally from GMAC 2010 Look IPO and Exited TARP ($20B Repayment) 2014 L Externally Reached 1 Million Deposit Customers 2015 Execute Initiated Buybacks and Dividends 2016 E with Excellence Est. Employee Resource Groups (ERGs) 2017 $100 Billion of Total Deposits 2018 Act with A Professionalism 2019 Achieved Investment Grade Ratings 2020 Launched Ally Charitable Foundation Deliver D 2021 Results Eliminated Overdraft Fees Record Net Revenue and NIM 2022 Well Positioned to Drive Long Term Shareholder Value 11M Total Customers | 3M Depositors | $140B Retail Deposits (1) (1) (1) 22K Dealers | 13.5M+ Applications | $40B Consumer Originations (1) Full-year 2023 forecast figures. 4

3Q 2023 Preliminary Results

3Q 2023 Highlights

$0.88 | $0.83	9.9% | 12.9%	$2.0B | $2.0B	3.3% | 10.7%
GAAP EPS | Adj. EPS[1]	Return on Common Equity | Core ROTCE[1]	GAAP Net Revenue | Adj. Total Net Revenue[1]	NIM (ex. OID)[2] | Est. Retail Originated Yield[3]

Notable Items

- Proactive expense management driving $80M annual benefit through lower headcount ($30M restructuring cost | $0.08 EPS)
- Valuation allowance release and state law change drove significant tax benefits within the quarter ($94M tax benefit | $0.31 EPS)
- Both items are included in GAAP results, but excluded from adjusted metrics (Adjusted EPS and Core ROTCE)

Operational Highlights

Dealer Financial Services

- A record 3.7 million consumer auto applications driving $10.6 billion of origination volume
- Originated yield of 10.7% with over 40% of volume originated within highest credit quality tier
- Annualized retail auto net charge-offs of 185bps, in-line with prior quarter guidance
- Insurance earned premiums of $324 million; highest since 2009

Consumer & Commercial Banking[4]

- $153 billion of total deposits, up $7.1 billion YoY; 3.0 million customers
- 1.2 million active credit cardholders; integration and launch of OneAlly experience to be completed in 4Q '23
- Corporate finance floating rate HFI loans of $10.6 billion with ~100% in first lien position

(1) Non-GAAP financial measure. See pages 35 – 37 for definitions.
(2) Calculated using a Non-GAAP financial measure. See pages 35 – 37 for definitions.
(3) Estimated Retail Auto Originated Yield is a forward-looking financial measure. See page 38 for details.
(4) Consumer and Commercial Banking activity is within 'Corporate and Other' and 'Corporate Finance' businesses.

Note: Ally Bank, Member FDIC and Equal Housing Lender, which offers mortgage lending, point-of-sale personal lending, and a variety of deposit and other banking products, a consumer credit card business, a corporate finance business for equity sponsors and middle-market companies. Additionally, we offer securities-brokerage and investment advisory services through Ally Invest.

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3Q 2023 Preliminary Results

Managing a Dynamic Environment

Positioned for long-term earnings expansion despite volatile market backdrop

Net Interest Margin

- Near-term compression from higher rates, in-line with expectations
- Record auto application volume driving pricing power; ~95% retail auto pricing beta since tightening began
- Well positioned for NIM expansion driven by strong asset yields after short-term rates stabilize

Retail Auto Credit Performance

- 3Q '23 NCOs at mid-point of guidance; on track for 1.8% for full-year 2023
- Projecting used value decline of 4% for the remainder of the year – closely monitoring UAW dynamics
- Remaining nimble, and demonstrating prudent risk management and operational effectiveness

Expense Discipline

- Actions taken to reduce ongoing total expense growth, estimated to save $80 million annually
- Driving towards controllable[(1)] expense growth of <1% in 2024 while continuing to invest for long-term
- Estimating total noninterest expense growth including non-controllable items of 2% in 2024

Proposed Changes to Regulatory Framework

- Proposed Basel III endgame impacts include gradual OCI phase-in and minimal RWA inflation
- Proposed long-term debt rule would require incremental issuance at AFI
- Actively engaged in coordinated industry response process

(1) *Defined as total operating expenses excluding FDIC fees and certain Insurance expenses (losses and commissions).*

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3Q 2023 Preliminary Results

Differentiated Offerings & Strong Customer Engagement

Proven scale and stability through cycles

3.0M	$140B	92%	96%
Retail Deposit Customers	Retail Deposit Balances	FDIC Insured Deposits	Customer Retention(1)
Record YTD Growth (↑ 307k)	14+ Years of Consecutive Growth	↑ 3 Percentage Points YTD	Industry Leading

Engaged customer base leveraging comprehensive product suite

1M	1M+	~290k	2X
Spend Customers	Deposit Customers	Multi-Product Customers	Deposit Balances
77% of Spend Customers with Liquid Savings	Using Smart Savings Tools, Ally Invest, or Direct Deposit	Deposit Customers with an Ally Invest, Ally Home or Ally Credit Card relationship	Deposit + Invest Customers vs. Deposit-only Customers *(218k customers)*

(1) *See page 38 for footnotes.*

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3Q 2023 Preliminary Results

Funding and Liquidity

High-quality deposit funding and strong liquidity position

Funding Composition

Unsecured Debt
FHLB / Other
Secured Debt
Total Deposits



86%
88%
88%
87%
87%
3Q 22
4Q 22
1Q 23
2Q 23
3Q 23

Loan to Deposit Ratio[1]

3Q 22	4Q 22	1Q 23	2Q 23	3Q 23
99%	96%	95%	96%	98%

(1) Total loans and leases.

Total Available Liquidity

($ billions)

Cash and Equivalents
FHLB Unused Pledged Borrowing Capacity
FRB Discount Window Pledged Capacity
Unencumbered Highly Liquid Securities



$35.5
$4.6
$6.1
$2.0
$22.7
$40.5
$5.1
$11.1
$2.0
$22.2
$45.0
$9.3
$12.2
$2.1
$21.5
$44.6
$9.5
$12.3
$2.1
$20.7
$64.2
$8.0
$11.0
$25.6
$19.6
3Q 22
4Q 22
1Q 23
2Q 23
3Q 23

Available Liquidity vs. Uninsured Deposits

3Q 22	4Q 22	1Q 23	2Q 23	3Q 23
2.3x	2.7x	3.7x	4.0x	5.6x

Note: Excludes estimated incremental funding capacity if securities were pledged to Bank Term Funding Program at par relative to market value (~$2.9B).

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3Q 2023 Preliminary Results Impact of Newly Proposed Regulation Actively assessing proposed regulation and engaged in industry response • Category III and IV banks required to include AOCI impacts in regulatory capital Elimination of AOCI • Three-year phase-in period beginning in 3Q ’25 Opt-Out (1) • After-tax AOCI accretion of approximately $500M per year Expanded Risk- Based Approach • Additional RWA components scoped-in for Ally including Operational and Market risk (ERBA) and • ERBA would result in minimal RWA ↑ with offsetting items (↑ Ops risk, ↓ Retail exposures) Supplementary Leverage Ratio • SLR not expected to be binding (SLR) • Rule applies to insured depository institutions (IDI) and bank holding companies (BHC) • 6% of RWA expected to be binding constraint for both IDI (Ally Bank) and BHC (AFI) Long-Term Debt Requirements • IDI required to issue internal debt to the BHC • Eligible grandfathered debt estimated at $6.2B at AFI and zero at Ally Bank (1) Projected accretion of AOCI, net of hedge, based on 9/29/23 forward curve; assumes scheduled principal payments, contractual maturities, and projected prepayments using internal assumptions. 9 Basel III Endgame

3Q 2023 Preliminary Results

Noninterest Expense Dynamics

Reducing expense growth considering near-term revenue headwinds

- **Targeting <1% growth in controllable noninterest expense[1] in 2024 (2% total noninterest expense growth)**
  - More than 80% of 2024 total growth driven by Insurance (more than offset in revenue) and non-discretionary FDIC fees
  - Other includes variable expense + key investments protecting the company (i.e., cyber) offset by headcount and efficiency actions
- **Specific actions taken to drive down expense growth going forward**
  - Full impact of mid 2022 hiring freeze now reflected in run rate
  - Reduction in workforce estimated to save $80 million annually
- **Several factors driving expense growth in recent years expected to abate**
  - Normalization of credit losses; normalization of weather losses; ramp up of technology and brand spend

Adjusted Noninterest Expense[2]


$4.6B
↑ ~$50 million FDIC Fees
Includes industry wide assessment increase
↑ ~$200M Normalization of Consumer Credit & ↑ Insurance Losses
↑ costs following historically low credit and weather losses
↑ ~$80M All Other
Variable costs & prioritized investments
Non-Discretionary
Discretionary
$4.9B
Key Drivers into 2024
↓ Full year impact of 2022 hiring freeze
↓ $80M annual restructuring benefits
Credit and weather largely normalized, not a material YoY expense driver
↑ Insurance expenses driven by continued portfolio growth
↑ FDIC Fees
$5.0B
2022
2023 Forecast
2024 Forecast

(1) Defined as total operating expenses excluding FDIC fees and certain Insurance expenses (losses and commissions)
(2) Non-GAAP financial measure. See pages 35 – 37 for definitions.

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3Q 2023 Preliminary Results 3Q 2023 Financial Results Increase / (Decrease) vs. 3Q 23 Consolidated Income Statement 2Q 23 3Q 22 2Q 23 3Q 22 ($ millions, except per share data) Net financing revenue $ 1,533 $ 1,573 $ 1,719 $ (40) $ (186) (1) 12 12 11 0 2 Core OID (1) 1,545 1,585 1,730 (40) (184) Net financing revenue (ex. Core OID) Other revenue 435 506 297 (71) 138 (2) 56 (25) 62 81 (6) Repositioning and change in fair value of equity securities (1) Adjusted other revenue 491 481 359 10 132 Provision for credit losses 508 427 438 81 70 Memo: Net charge-offs 456 399 276 57 180 Memo: Provision build / (release) 52 28 162 24 (110) Noninterest expense 1,232 1,249 1,161 (17) 71 (2) Restructuring Cost 30 - 20 30 10 Repositioning items (1) Adjusted noninterest expense 1,202 1,249 1,141 (47) 61 Pre-tax income $ 228 $ 403 $ 417 $ (175) $ (189) Income tax expense (68) 74 117 (142) (185) Net loss from discontinued operations - - (1) - 1 Net income $ 296 $ 329 $ 299 $ (33) $ (3) Preferred stock dividends 27 28 27 (1) - Net income attributable to common stockholders $ 269 $ 301 $ 272 $ (32) $ (3) GAAP EPS (diluted) $ 0 .88 $ 0.99 $ 0.88 $ (0.11) $ 0.00 (1) Core OID, net of tax 0.03 0 .03 0 .03 0 .00 0.00 (2) 0 .14 (0.06) 0.16 0.21 (0.01) Change in fair value of equity securities, net of tax (2) Repositioning, discontinued ops., and other, net of tax 0 .08 - 0 .05 0 .08 0 .02 Significant discrete tax items (0.31) - - (0.31) (0.31) (1) $ 0.83 $ 0.96 $ 1 .12 $ (0.13) $ (0.29) Adjusted EPS (1) Non-GAAP financial measure. See pages 35 – 37 for definitions. (2) Contains non-GAAP financial measures and other financial measures. See pages 35 – 38 for definitions. Note: Repositioning items represent restructuring costs in 3Q ‘23 and costs associated with termination of legacy qualified pension plan in 3Q ’22. 11

3Q 2023 Preliminary Results

Balance Sheet and Net Interest Margin

($ millions)	3Q 23 Average Balance	3Q 23 Yield	2Q 23 Average Balance	2Q 23 Yield	3Q 22 Average Balance	3Q 22 Yield
Retail Auto Loans	$ 85,131	8.90%	$ 84,097	8.81%	$ 82,362	7.29%
Memo: Impact from hedges		0.74%		0.94%		0.25%
Auto Leases (net of depreciation)	9,817	7.00%	10,110	7.60%	10,588	5.98%
Commercial Auto	20,530	7.11%	19,709	6.94%	15,945	4.81%
Corporate Finance	10,309	9.54%	10,240	9.15%	9,291	6.30%
Mortgage[(1)]	19,028	3.20%	19,325	3.22%	19,762	3.10%
Consumer Other - Ally Lending[(2)]	2,201	9.94%	2,114	9.99%	1,672	11.04%
Consumer Other - Ally Credit Card	1,826	22.39%	1,701	21.88%	1,300	21.17%
Cash and Cash Equivalents	8,308	4.73%	7,401	4.70%	3,627	1.73%
Investment Securities & Other[(3)]	30,769	3.53%	31,958	3.17%	34,578	2.55%
Earning Assets	**$ 187,920**	**7.14%**	**$ 186,655**	**6.99%**	**$ 179,125**	**5.59%**
Total Loans and Leases[(3)]	149,248	8.02%	147,717	7.93%	141,332	6.43%
Deposits[(4)]	$ 153,526	4.04%	$ 152,382	3.74%	$ 142,793	1.58%
Unsecured Debt	10,778	6.40%	10,618	6.27%	9,189	5.90%
Secured Debt	3,120	6.81%	2,879	5.61%	1,374	6.08%
Other Borrowings[(5)]	7,365	3.23%	7,592	3.00%	12,502	2.48%
Funding Sources	**$ 174,789**	**4.21%**	**$ 173,471**	**3.89%**	**$ 165,857**	**1.93%**
NIM (as reported)	**3.24%**		**3.38%**		**3.81%**	
Core OID[(6)]	$ 812	6.02%	$ 824	5.77%	$ 858	4.91%
NIM (ex. Core OID)[(6)]	**3.26%**		**3.41%**		**3.83%**	

(1) *Mortgage includes held-for-investment (HFI) loans from the Mortgage Finance segment and the HFI legacy mortgage portfolio in run-off at the Corporate and Other segment.*

(2) *Unsecured lending from point-of-sale financing.*

(3) *Includes Community Reinvestment Act and other held-for-sale (HFS) loans.*

(4) *Includes retail, brokered, and other deposits (inclusive of sweep deposits, mortgage escrow and other deposits).*

(5) *Includes FHLB borrowings and Repurchase Agreements.*

(6) *Calculated using a Non-GAAP financial measure. See pages 35 – 37 for definitions.*

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3Q 2023 Preliminary Results Capital (1) • 3Q ‘23 CET1 ratio of 9.3% and TCE / TA ratio of 4.9% Capital Ratios and Risk-Weighted Assets ($ billions) • $3.7B of CET1 capital above FRB requirement of 7.0% Total Capital (Regulatory Minimum + SCB) Ratio Tier 1 Ratio – 9.0% internal operating target CET1 Ratio • Continue to prioritize capital optimization in dynamic Risk operating environment Weighted Assets – Modest RWA growth primarily in auto assets • Announced 4Q ’23 common dividend of $0.30 per share Note: For more details on the final rules to address the impact of CECL on regulatory capital by allowing BHCs and banks, including Ally, to delay and subsequently phase-in its impact, see page 38. Common Dividend Per Share Common Shares Outstanding (# millions) (1) Contains a Non-GAAP financial measure. See pages 35 – 37 for definitions. Note: Repurchased common shares include shares withheld to cover income taxes owed by participants related to share-based incentive plans. 301,629,751 actual shares outstanding as of 9/30/23. 13

3Q 2023 Preliminary Results Asset Quality: Key Metrics Consolidated Net Charge-Offs (NCOs) Net Charge-Off Activity ($ millions) 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 Retail Auto $ 217 $ 347 $ 351 $ 277 $ 393 Annualized NCO Rate Commercial Auto - - - 4 - Mortgage Finance 1 - - - - Corporate Finance 31 - - 56 (3) NCOs ($M) Ally Lending 16 26 30 27 29 Ally Credit Card 13 19 29 36 39 (1) Corp/Other (2) (2) (1) (1) (2) Total $ 276 $ 390 $ 409 $ 399 $ 456 (1) Corp/Other includes legacy Mortgage HFI portfolio. Note: Ratios exclude loans measured at fair value and loans held-for-sale. See page 38 for definition. Retail Auto Net Charge-Offs (NCOs) Retail Auto Delinquencies 30+ DPD Delinquency Rate 60+ DPD Annualized Delinquency NCO Rate Rate 60+ Delinquent Contracts ($M) NCOs ($M) See page 38 for definition. Notes: [1] Includes accruing contracts only [2] Days Past Due (“DPD”). 14

3Q 2023 Preliminary Results

Asset Quality: Coverage and Reserves

Consolidated Coverage

($ billions)



Reserve (%)
Reserve ($)
2.03%
2.71%
2.72%
2.74%
2.72%
2.73%
$2.6
$3.6
$3.7
$3.8
$3.8
$3.8
CECL Day 1
3Q 22
4Q 22
1Q 23
2Q 23
3Q 23

Note: Coverage rate calculations exclude fair value adjustment for loans in hedge accounting relationships.

Retail Auto Coverage

($ billions)



Reserve (%)
Reserve ($)
3.34%
3.56%
3.60%
3.60%
3.62%
3.62%
$2.4
$3.0
$3.0
$3.0
$3.1
$3.1
CECL Day 1
3Q 22
4Q 22
1Q 23
2Q 23
3Q 23

Note: Coverage rate calculations exclude fair value adjustment for loans in hedge accounting relationships.

Consolidated QoQ Reserve Walk

($ millions)

2Q '23 Reserve
$3,781

1 **Net Charge-off Activity**
($456) *3Q '23 NCOs*
$456 *Replenished*

2 **Δ In Portfolio Size**
$63
Loan Growth

3 **All Other**
($7)
Includes macroeconomic variables

3Q '23 Reserve
$3,837

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3Q 2023 Preliminary Results Auto Finance: Agile Market Leader # # # # Leading 1 1 1 1 Prime Auto Bank Floorplan Bank Retail Auto Dealer Satisfaction Insurance Provider (1) (2) (3) (4) Lender Lender Loan Outstandings J.D. Power Award (F&I, P&C Products) Consumer Applications and Approval Rate Auto Balance Sheet Trends ($ billions; EoP, HFI only) Total Consumer Auto Lease Consumer Applications Retail Commercial Approval Rate Auto Consumer Originations Consumer Origination Mix ($ billions; % of $ originations) (% of $ originations) Retail Weighted Avg. FICO Lease New Growth Used Stellantis Nonprime % of GM Total Retail See page 39 for footnotes. 16

3Q 2023 Preliminary Results

Auto Finance: Demonstrating Strength and Scale

Simple message to dealers encouraging Ally consideration on all application volume



13.0M
12.5M
13.5M+
2021
2022
2023

Record application flow allows selective underwriting, and strong pricing and risk-adjusted returns



Retail auto volume and credit tier mix
Est. originated yield(1)
7.1%
8.2%
~10.7%
Est. ~$40B consumer auto originations inc. lease
Est. FY RETAIL auto origination volume and YTD credit-tier mix
$41B
$43B
~$37B(2)
S-Tier
24%
26%
37%
Approval rate →
35%
34%
30%
A-Tier
50%
51%
44%
B-Tier
21%
18%
14%
C/D/E Tier
2021
2022
2023
Loss Profile
Lower
Higher

(1) Estimated Retail Auto Originated Yield is a forward-looking financial measure. See page 38 for details.

(2) Estimated full-year retail auto origination volume and year-to-date credit tier mix

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3Q 2023 Preliminary Results Retail Auto Portfolio Yield Migration Retail portfolio repricing remains a meaningful tailwind • Strong performance through current tightening cycle creates significant momentum – Auto beta of ~95%, deposit beta of ~70%; creates significant momentum over medium-term • Portfolio yield continues to increase as older vintages are replaced with higher yielding new originations – Portfolio repricing adds ~100 basis points to portfolio yield by YE 2025 assuming no change to originated yields • Remain confident in NIM expansion to >4% through natural balance sheet turnover (1) Retail Auto Portfolio Vintage Analysis 2021 and prior | 2022 | 2023 | 2024 | 2025 Portfolio Yield 9.0% 9.5% 10.0% FY Est. FY Est. FY Est. (2) (2) (2) Orig. Yield Orig. Yield Orig. Yield 10.7% 10.7% 10.7% Illustrative Illustrative 10.7% 10.7% 8.2% Illustrative 8.2% 10.7% 7% 8.2% 7% 7% (1) Estimated portfolio mix, portfolio yield and originated yield. (2) Estimated Retail Auto Originated Yield is a forward-looking financial measure. See page 38 for details. Note: Portfolio yield includes hedge impacts (~50bps in 4Q ’23, declining to ~10bps in 4Q ’24 and n/m in 4Q ‘25) based on forward curve. 18

3Q 2023 Preliminary Results Retail Auto Credit Performance Performance in-line with expectations and on track for full-year NCOs of 1.8% • Retail auto NCO rate of 1.85% is at the mid-point of prior guide (1.8 – 1.9%) – Flow to loss rates remained stable year-to-date and favorable to pre-pandemic levels – Softness in used vehicle values in the early part of the quarter partially offset by strength in values in September • Continue to observe stability and moderation in the year-over-year pace of delinquencies – Pace of year-over-year 30-day delinquencies has moderated for three quarters in a row 2023 Retail Auto NCO Trajectory Year-over-Year Change in 30-Day Delinquency Rate Prior Guide 2.3% - 2.4% Notes: Includes accruing contracts only See page 38 for definitions. 19

3Q 2023 Preliminary Results Used Vehicle Value Outlook Used vehicle values forecasted to decline 4% in 4Q ‘23 (4% decline on a FY basis) • Maintain longer-term outlook for further decline in used vehicle values, but expecting support for values in 4Q ‘23 driven by UAW strike – Dealers built vehicle inventory in anticipation of potential strike – Strike supported auction prices in September; expect continued support as negotiations continue • Used values relatively flat on a year-to-date basis and down 4% in 3Q ‘23 – Current outlook implies 4% decline in values in 4Q ‘23, potential for outperformance if strike persists Ally Used Vehicle Value Index (AUVI) 3-year-old vehicles, adjusted for seasonality, mix, mileage, and MSRP inflation ↓4% YoY ↓ 4% QoQ Flat YTD Dec ‘21 Dec ‘22 Sept ‘23 Dec ‘23 20

3Q 2023 Preliminary Results Auto Finance Inc / (Dec) v. • Auto pre-tax income of $377 million Key Financials ($ millions) 3Q 23 2Q 23 3Q 22 Net financing revenue $ 1 ,360 $ 11 $ 57 – Pre-tax income down YoY, primarily driven by lower net loss performance in prior year period Total other revenue 79 (4) 5 Total net revenue 1,439 7 62 – Provision expense up QoQ driven by seasonal trends Provision for credit losses 444 113 116 (1) Noninterest expense 618 18 57 • Estimated retail originated yield of 10.68%, up 30bps Pre-tax income $ 377 $ (124) $ (111) QoQ Auto earning assets (EOP) $ 116,354 $ 967 $ 5,498 – Rise in originated yield QoQ while maintaining higher credit Key Statistics quality mix demonstrates pricing power in current market Remarketing gains ($ millions) $ 57 $ (12) $ 18 environment Average gain per vehicle $ 1 ,944 $ (391) $ 619 Off-lease vehicles terminated (# units) 29,484 (388) (78) – Increase in portfolio yield of 161bps YoY, will continue to Application volume (# thousands) 3,674 157 525 migrate towards originated yields over time Retail Auto Yield Trends Lease Portfolio Trends Estimated Originated Lessee & (2) Yield Dealer Buyout % Portfolio Yield Remarketing Gains ($ millions) Hedge Impact to Retail Auto Portfolio Yield Avg. Gain / Unit $1,944 0.25% 0.61% 0.82% 0.94% 0.74% $1,325 $1,476 $1,932 $2,335 (2) Estimated Retail Auto Originated Yield is a forward-looking financial measure. See page 38 for details. See page 39 for footnotes. 21

3Q 2023 Preliminary Results

Insurance

- **Insurance pre-tax loss of $16 million and core pre-tax income of $30 million**[1]
  - $324 million of earned premiums, representing highest quarter since 2009
  - Insurance losses of $107 million, up $37 million YoY driven by higher weather losses, GAP losses, and portfolio growth including higher insured inventory values
- **Written premiums of $335 million, up 15% YoY**
  - Continued success in expanding all-in dealer value proposition by deepening relationships through comprehensive suite of combined Ally offerings
  - P&C premiums increasing from growing inventory and other dealer products
  - F&I growth driven by higher volume in Canada and other US ancillary products

		Inc / (Dec) v.	
Key Financials ($ millions)	3Q 23	2Q 23	3Q 22
Premiums, service revenue earned and other income	$ 324	$ 12	$ 32
VSC losses	39	1	4
Weather losses	22	(29)	14
Other losses	46	1	19
Losses and loss adjustment expenses	107	(27)	37
Acquisition and underwriting expenses[2]	231	7	11
Total underwriting income / (loss)	(14)	32	(16)
Investment income and other	(2)	(56)	30
Pre-tax loss	$ (16)	$ (24)	$ 14
Change in fair value of equity securities[3]	46	70	(16)
Core pre-tax income[1]	$ 30	$ 46	$ (2)
Total assets (EOP)	$ 8,736	$ (154)	$ 203
Key Statistics - Insurance Ratios	**3Q 23**	**2Q 23**	**3Q 22**
Loss ratio	33.0%	43.0%	23.9%
Underwriting expense ratio	71.3%	71.5%	74.8%
Combined ratio	104.3%	114.5%	98.7%

Insurance Losses

($ millions)



$70
$27
$8
$35
$63
$32
$33
$88
$38
$14
$36
$134
$45
$51
$38
$107
$46
$22
$39
Other
Weather
VSC
3Q 22
4Q 22
1Q 23
2Q 23
3Q 23

Insurance Written Premiums

($ millions)



$291
$58
$233
$285
$67
$218
$307
$75
$232
$299
$49
$250
$335
$74
$261
P&C Premium
F&I Premium
3Q 22
4Q 22
1Q 23
2Q 23
3Q 23

(1) *Non-GAAP financial measure. See pages 35 – 37 for definitions.*
For additional footnotes see page 39.

Note: F&I: Finance and insurance products and other. P&C: Property and casualty insurance products.

ally do it right. | 22

3Q 2023 Preliminary Results

Ally Bank: Deposit and Customer Trends

#1	3M	58	$140B	14+
Largest All-Digital, Direct U.S. Bank[1]	Ally Bank Deposit Customers	Consecutive Quarters of Customer Growth	Retail Deposit Balances	Consecutive Years of Retail Deposit Growth

- **Total deposits of $152.8 billion, up $7.1 billion YoY**
  - Retail deposits of $140.1 billion, up $6.2 billion YoY and $1.1 billion QoQ
- **3 million retail deposit customers, up 15% YoY**
  - 95 thousand net new customers in 3Q '23
  - 72% of new customers from millennial or younger generations
  - Industry leading 96% customer retention rate
- **Nearly 300 thousand multi-product bank customers, 30% annual growth rate since 2019**

Total Deposits: Retail & Brokered

($ billions; EoP)



Avg. Retail Portfolio Interest Rate
1.50%
2.45%
3.16%
3.68%
4.00%
$146
$152
$154
$154
$153
Brokered / Other
$12
$15
$16
$15
$13
Retail
$134
$138
$138
$139
$140
3Q 22
4Q 22
1Q 23
2Q 23
3Q 23

Note: Brokered / Other includes sweep deposits, mortgage escrow and other deposits.

Net New Retail Deposit Customers



51k
85k
126k
86k
95k
3Q 22
4Q 22
1Q 23
2Q 23
3Q 23

Ally Bank: Multi-product Relationship Customers

Deposit customers with an Ally Invest, Ally Home or Ally Credit Card relationship

(in thousands)



82
93
103
114
133
149
161
172
193
209
209
221
229
237
235
256
267
276
287
1Q 19
3Q 19
1Q 20
3Q 20
1Q 21
3Q 21
1Q 22
3Q 22
1Q 23
3Q 23

See page 39 or footnotes.

Note: Ally Bank, Member FDIC and Equal Housing Lender, which offers mortgage lending, point-of-sale personal lending, and a variety of deposit and other banking products, a consumer credit card business, a corporate finance business for equity sponsors and middle-market companies. Additionally, we offer securities-brokerage and investment advisory services through Ally Invest.

ally do it right. | 23

3Q 2023 Preliminary Results Ally Bank: Leading, Growing, and Diversified Continued focus on deepening customer relationships Ally Invest (Brokerage & Wealth) • Leading, all-digital direct bank with complementary Net Customer Assets ($ in billions) | Acquired: 2Q’16 product suite % of New Accts from – 85% of new Ally Invest accounts from existing customers Existing Customers – 1.2 million active cardholders, up 53 thousand QoQ and $1.9 billion in outstanding balances – 473 thousand point of sale customers from nearly 3 thousand merchant locations primarily in high-quality home improvement and healthcare verticals • Prioritizing risk-adjusted returns over volume resulting in modest growth year-to-date in unsecured lending Ally Lending (Point of Sale) Ally Credit Card EoP Portfolio Balances ($ in billions) | 2.9k merchant relationships EoP Portfolio Balances ($ in billions) | 54% Customer CAGR since 2017 Acquired: 4Q’19 Acquired: 4Q’21 Note: Ally Bank, Member FDIC and Equal Housing Lender, which offers mortgage lending, point-of-sale personal lending, and a variety of deposit and other banking products, a consumer credit card business, a corporate finance business for equity sponsors and middle-market companies. Additionally, we offer securities-brokerage and investment advisory services through Ally Invest. 24

3Q 2023 Preliminary Results

Corporate Finance

- **Corporate Finance pre-tax income of $84 million**
  - Net financing revenue up YoY reflecting higher average asset balances
  - Continued strength in Other revenue; $33 million investment gain in prior year period that did not repeat
- **Held-for-investment loans of $10.6B, up 14% YoY**
  - High-quality, 100% floating-rate lending portfolio, comprised of 61% asset-based loans, and ~100% in first lien position
- **Limited commercial real estate exposure of $1.4 billion, entirely within healthcare industry**
  - Less than 1% of consolidated Ally total loans

		Inc / (Dec) v.	
Key Financials ($ millions)	**3Q 23**	**2Q 23**	**3Q 22**
Net financing revenue	$ 97	$ 5	$ 17
Other revenue	24	(4)	(30)
Total net revenue	121	1	(13)
Provision for credit losses	5	(10)	(8)
Noninterest expense [2]	32	(1)	2
Pre-tax income	$ 84	$ 12	$ (7)
Change in fair value of equity securities [3]	-	(1)	-
Core pre-tax income [1]	$ 84	$ 13	$ (7)
Total assets (EOP)	$ 10,749	$ 559	$ 909

Diversified Loan Portfolio

(as of 9/30/23)



All Other
6% Chemicals & Metals
2% Wholesale
2% Construction
0% Paper & Publishing
11%
17%
72%
Manufacturing
7% Auto & Transportation
7% Machinery Equipment
2% Other Manufacturing
Services
43% Financial Services
15% Other Services
14% Health Services
0% Food & Beverage
1% Retail Trade

Held for Investment Loans

($ billions; EoP)



$9.4
$10.1
$10.0
$10.1
$10.6
3Q 22
4Q 22
1Q 23
2Q 23
3Q 23

(1) Non-GAAP financial measure. See pages 35 – 37 for definitions.
For additional footnotes see page 39.

ally do it right. | 25

3Q 2023 Preliminary Results Mortgage Finance Inc / (Dec) v. • Mortgage pre-tax income of $26 million Key Financials ($ millions) 3Q 23 2Q 23 3Q 22 Net financing revenue $ 53 $ - $ (4) – Noninterest expense down $10 million YoY, reflecting the benefit Total other revenue 4 (1) (3) of partnership DTC origination model Total net revenue $ 57 $ (1) $ (7) • Direct-to-Consumer (DTC) originations of $267 million, Provision for credit losses (2) (2) (4) (1) Noninterest expense down 49% YoY, reflective of current environment 33 (4) (10) Pre-tax income $ 26 $ 5 $ 7 Total assets (EOP) $ 18,745 $ (252) $ (1,117) • Over 50% of 3Q ’23 originations from existing depositors highlights the strong customer value proposition of Mortgage Finance HFI Portfolio 3Q 23 2Q 23 3Q 22 complementary product enhancing the OneAlly Net Carry Value ($ billions) $ 18.6 $ 18.9 $ 19.7 experience (2) 53.1% 54.5% 54.2% Wtd. Avg. LTV/CLTV Refreshed FICO 782 782 780 • Continued focus on customer digital experience and operational efficiency Held-for-Investment Assets Direct-to-Consumer Originations ($ billions) ($ billions) DTC Bulk Bulk $1.1 $0.02 $0.00 $0.01 $0.01 See page 39 for footnotes. 26

3Q 2023 Preliminary Results 2023 Financial Outlook Current Prior Outlook Outlook Net Interest Margin 3.4% >3.3% Other Revenue $1.9B $1.9B 9.0% 9.0% Retail Auto Portfolio Yield (4Q ‘23) 4.1% 4.1 - 4.2% Retail Deposit Portfolio Yield (4Q ‘23) Retail Auto NCOs 1.8% 1.8% (1) Adj. Noninterest Expense $4.9B $4.9B (2) Tax Rate 9% 18% ~18% in 4Q ‘23 (1) Non-GAAP Financial Measures. See pages 35 – 37 for definitions. (2) Assumes statutory U.S. Federal tax rate of 21% 27

3Q 2023 Preliminary Results Strategic Priorities Focused execution on driving long-term value for all stakeholders Ensure culture remains aligned with relentless focus on customers, communities, employees, and shareholders Differentiate as a financial ally for our consumer and commercial customers Continue to grow and diversify by scaling existing businesses Constant evolution to maintain leading digital experiences and brand Driving disciplined risk management and accretive capital deployment Delivering sustainable, enhanced results, and value for ALL stakeholders 28

3Q 2023 Preliminary Results Supplemental 29

3Q 2023 Preliminary Results Supplemental Results By Segment GAAP to Core pre-tax income Walk Inc / (Dec) v. ($ millions) Segment Detail 3Q 23 2Q 23 3Q 22 2Q 23 3Q 22 Automotive Finance $ 377 $ 501 $ 488 $ (124) $ (1 11) Insurance (1 6) 8 (30) (2 4) 14 Dealer Financial Services $ 361 $ 509 $ 458 $ (148) $ (97) Corporate Finance 84 72 91 12 (7) Mortgage Finance 26 21 19 5 7 Corporate and Other (243) (199) (151) (44) (92) $ (175) $ (189) Pre-tax income from continuing operations $ 228 $ 403 $ 417 (1) 12 12 11 0 2 Core OID (2) Change in fair value of equity securities 56 (25) 62 81 (6) (3) Repositioning and other 30 - 20 30 10 (1) $ (6 4) $ (184) $ 326 $ 390 $ 510 Core pre-tax income (1) Non-GAAP financial measure. See pages 35 – 37 for definitions. 30 For additional footnotes see page 40.

Supplemental
3Q 2023 Preliminary Results

Funding Profile Details

Funding Mix


Unsecured
FHLB / Other
Secured
Deposits
8%
12%
6%
74%
7%
7%
4%
82%
6%
3%
1%
90%
5%
8%
1%
86%
6%
5%
2%
87%
3Q 19
3Q 20
3Q 21
3Q 22
3Q 23

Note: Totals may not foot due to rounding.

Deposit Mix


Brokered / Other
Retail CD
MMA/OSA/ Spend
8%
20%
72%
9%
20%
71%
10%
25%
65%
10%
27%
63%
8%
28%
64%
3Q 22
4Q 22
1Q 23
2Q 23
3Q 23

Note: Other includes sweep deposits, mortgage escrow and other deposits. Totals may not foot due to rounding.

Unsecured Long-Term Debt Maturities[1]

($ billions)

Maturity Date	Weighted Avg. Coupon	Principal Amount Outstanding[2]
2023	1.45%	$ 1.20
2024	4.48%	$ 1.45
2025+[3]	6.25%	$ 8.39

(1) Excludes retail notes and perpetual preferred equity; as of 09/30/2023.
(2) Reflects notional value of outstanding bond. Excludes total GAAP OID and capitalized transaction costs.
(3) Weighted average coupon based on notional value and corresponding coupon for all unsecured bonds as of January 1st of the respective year. Does not reflect weighted average interest expense for the respective year.

Wholesale Funding Issuance

($ billions)


$13.3
$7.9
$5.4
$5.8
$4.9
$0.9
$6.5
$6.5
$7.3
$7.3
$4.2
$3.5
$0.8
$2.8
$2.8
$0.8
$0.8
$4.1
$2.4
$1.7
$2.1
$0.8
$1.4
2015
2016
2017
2018
2019
2020
2021
2022
2023
Term ABS
Term Unsecured

Note: Term ABS shown includes funding amounts (notes sold) at new issue and does not include private offerings. Excludes $2.35 billion of preferred equity issued in 2021. Totals may not foot due to rounding.

ally do it right. | 31

3Q 2023 Preliminary Results Supplemental Corporate and Other ($ millions) Inc / (Dec) v. • Pre-tax loss of $243 million and Core pre-tax loss of Key Financials 3Q 23 2Q 23 3Q 22 (1) $191 million Net financing revenue $ (6) $ (56) $ (261) Total other revenue 35 (18) 109 – Net financing revenue lower YoY driven by higher interest Total net revenue $ 29 $ (74) $ (152) Provision for credit losses 61 (20) (34) expense Noninterest expense 211 (10) (26) Pre-tax income / (loss) $ (243) $ (44) $ (92) – Provision expense higher YoY driven by growing asset (1) Core OID 12 0 2 (2) balances in unsecured lending and credit normalization Repositioning and other 30 30 10 (3) Change in fair value of equity securities 10 10 10 (1) Core pre-tax income / (loss) $ (191) $ (4) $ (71) • Total assets of $42.7 billion, up $1.4 billion YoY, primarily driven by higher cash balances and growth Cash & securities $ 31,955 $ (3,184) $ 774 (4) in unsecured lending balances Held for investment loans, net 3,701 217 974 (5) Intercompany loan (547) (37) (157) (5) Other 7,623 329 (150) Total assets $ 42,732 $ (2,675) $ 1,441 Ally Invest 3Q 23 2Q 23 3Q 22 Ally Financial Rating Details Net Funded Accounts (k) 524 521 521 Average Customer Trades Per Day (k) 24.9 26.2 29.1 LT Debt ST Debt Outlook Total Customer Cash Balances $ 1,363 $ 1 ,578 $ 1 ,917 Total Net Customer Assets $ 13,981 $ 14,945 $ 13,095 Fitch BBB- F3 Stable Moody's Baa3 P-3 Negative Ally Lending 3Q 23 2Q 23 3Q 22 S&P BBB- A-3 Stable Gross Originations $ 382 $ 436 $ 599 DBRS BBB R-2H Stable Held-for-investment Loans (EOP) $ 2 ,206 $ 2 ,170 $ 1 ,813 Portfolio yield 9.9% 10.0% 11.0% Note: Ratings as of 09/30/2023. Our borrowing costs & access to the capital markets could be negatively NCO % 5.3% 5.1% 3.9% impacted if our credit ratings are downgraded or otherwise fail to meet investor expectations or demands. Ally Credit Card 3Q 23 2Q 23 3Q 22 Gross Receivable Growth (EOP) $ 114 $ 117 $ 203 Outstanding Balance (EOP) $ 1,872 $ 1,757 $ 1,427 NCO % 8.4% 8.5% 4.0% Active Cardholders (k) 1,199.1 1,146.1 1,009.6 (1) Non-GAAP financial measure. See pages 35 – 37 for definitions. 32 For additional footnotes see page 40.

3Q 2023 Preliminary Results Supplemental Interest Rate Risk (1) Net Financing Revenue Sensitivity Analysis ($ millions) 3Q 23 2Q 23 (2) (2) Change in interest rates Gradual Instantaneous Gradual Instantaneous -100 bps $ (111) $ (100) $ (109) $ (117) +100 bps $ 97 $ 101 $ 96 $ 121 Stable rate environment n/m $ 41 n/m $ 36 (1) Net financing revenue impacts reflect a rolling 12-month view. See page 38 for additional details. (2) Gradual changes in interest rates are recognized over 12 months. Effective Hedge Notional (EoP) Fair Value Hedging on Fixed-Rate Consumer Auto Loans 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 4Q 25 $16B Effective Hedge Notional Outstanding $13B $12B $12B $12B $11B $9B $5B $4B $2B 2.2% Average Pay-Fixed Rates 2.4% 3.0% 3.7% 3.9% 3.9% 3.9% 4.3% 4.2% 4.3% Fair Value Hedging on Fixed-Rate Investment Securities 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 4Q 25 $12B Effective Hedge Notional Outstanding $12B $12B $12B $12B $12B $11B $10B $10B $9B 4.0% Average Pay-Fixed Rates 4.0% 4.0% 4.0% 4.0% 4.0% 4.0% 4.0% 3.9% 4.0% *Receive float combination of SOFR/OIS 33

3Q 2023 Preliminary Results Supplemental Deferred Tax Asset (1) Deferred Tax Asset 3Q 23 2Q 23 ($ millions) Gross DTA Valuation Net DTA Net DTA Balance Allowance Balance Balance Net Operating Loss (Federal) $ 9 $ - $ 9 $ 7 Tax Credit Carryforwards 768 (526) 242 545 State/Local Tax Carryforwards 317 (128) 189 181 Other Deferred Tax Assets / (Liabilities) 1 ,066 - 1,066 338 Net Deferred Tax Asset $ 2,160 $ (654) $ 1,506 $ 1,071 (1) GAAP does not prescribe a method for calculating individual elements of deferred taxes for interim periods; therefore, these balances are estimates. Deferred Tax Asset / (Liability) Balances ($ millions) Net GAAP DTA Balance Disallowed DTA $1,506 $1,224 $1,071 $1,071 $1,009 $4 $4 $4 $5 $5 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 34

3Q 2023 Preliminary Results Supplemental Notes on Non-GAAP Financial Measures The following are non-GAAP financial measures which Ally believes are important to the reader of the Consolidated Financial Statements, but which are supplemental to and not a substitute for GAAP measures: Accelerated issuance expense (Accelerated OID), Adjusted earnings per share (Adjusted EPS), Adjusted efficiency ratio, Adjusted noninterest expense, Adjusted other revenue, Adjusted tangible book value per share (Adjusted TBVPS), Adjusted total net revenue, Core net income attributable to common shareholders, Core original issue discount (Core OID) amortization expense, Core outstanding original issue discount balance (Core OID balance), Core pre-provision net revenue (Core PPNR), Core pre-tax income, Core return on tangible common equity (Core ROTCE), Investment income and other (adjusted), Net financing revenue (excluding Core OID), Net interest margin (excluding Core OID), Pre-provision net revenue (PPNR), and Tangible Common Equity. These measures are used by management, and we believe are useful to investors in assessing the company’s operating performance and capital. For calculation methodology, refer to the Reconciliation to GAAP later in this document. 1) Accelerated issuance expense (Accelerated OID) is the recognition of issuance expenses related to calls of redeemable debt. 2) Adjusted earnings per share (Adjusted EPS) is a non-GAAP financial measure that adjusts GAAP EPS for revenue and expense items that are typically strategic in nature or that management otherwise does not view as reflecting the operating performance of the company. Management believes Adjusted EPS can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. In the numerator of Adjusted EPS, GAAP net income attributable to common shareholders is adjusted for the following items: (1) excludes discontinued operations, net of tax, as Ally is primarily a domestic company and sales of international businesses and other discontinued operations in the past have significantly impacted GAAP EPS, (2) adds back the tax-effected non-cash Core OID, (3) adjusts for tax-effected repositioning and other which are primarily related to the extinguishment of high cost legacy debt, strategic activities and significant other one-time items, (4) change in fair value of equity securities, (5) excludes significant discrete tax items that do not relate to the operating performance of the core businesses, and adjusts for preferred stock capital actions that have been taken by the company to normalize its capital structure, as applicable for respective periods. See page 41 for calculation methodology and details. 3) Adjusted efficiency ratio is a non-GAAP financial measure that management believes is helpful to readers in comparing the efficiency of its core banking and lending businesses with those of its peers. See page 44 for calculation details. (1) In the numerator of Adjusted efficiency ratio, total noninterest expense is adjusted for Rep and warrant expense, Insurance segment expense, and repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities, restructuring and significant other one- time items, as applicable for respective periods. (2) In the denominator, total net revenue is adjusted for Core OID and Insurance segment revenue. See page 22 for the combined ratio for the Insurance segment which management uses as a primary measure of underwriting profitability for the Insurance segment. 4) Adjusted noninterest expense is a non-GAAP financial measure that adjusts GAAP noninterest expense for repositioning items. Management believes adjusted noninterest expense is a helpful financial metric because it enables the reader better understand the business' expenses excluding nonrecurring items. See page 46 for calculation methodology and details. 5) Adjusted other revenue is a non-GAAP financial measure that adjusts GAAP other revenue for OID expenses, repositioning, and change in fair value of equity securities. Management believes adjusted other revenue is a helpful financial metric because it enables the reader to better understand the business' ability to generate other revenue. See page 46 for calculation methodology and details. 35

3Q 2023 Preliminary Results Supplemental Notes on Non-GAAP Financial Measures 6) Adjusted tangible book value per share (Adjusted TBVPS) is a non-GAAP financial measure that reflects the book value of equity attributable to shareholders even if Core OID balance were accelerated immediately through the financial statements. As a result, management believes Adjusted TBVPS provides the reader with an assessment of value that is more conservative than GAAP common shareholder’s equity per share. Adjusted TBVPS generally adjusts common equity for: (1) goodwill and identifiable intangibles, net of DTLs and (2) tax-effected Core OID balance to reduce tangible common equity in the event the corresponding discounted bonds are redeemed/tendered. Note: In December 2017, tax-effected Core OID balance was adjusted from a statutory U.S. Federal tax rate of 35% to 21% (“rate”) as a result of changes to U.S. tax law. The adjustment conservatively increased the tax-effected Core OID balance and consequently reduced Adjusted TBVPS as any acceleration of the non-cash charge in future periods would flow through the financial statements at a 21% rate versus a previously modeled 35% rate. See page 42 for calculation methodology and details. 7) Adjusted total net revenue is a non-GAAP financial measure that management believes is helpful for readers to understand the ongoing ability of the company to generate revenue. For purposes of this calculation, GAAP net financing revenue is adjusted by excluding Core OID to calculate net financing revenue ex. core OID. GAAP other revenue is adjusted for OID expenses, repositioning, and change in fair value of equity securities to calculate adjusted other revenue. Adjusted total net revenue is calculated by adding net financing revenue ex. core OID to adjusted other revenue. See page 46 for calculation methodology and details. 8) Core net income attributable to common shareholders is a non-GAAP financial measure that serves as the numerator in the calculations of Adjusted EPS and Core ROTCE and that, like those measures, is believed by management to help the reader better understand the operating performance of the core businesses and their ability to generate earnings. Core net income attributable to common shareholders adjusts GAAP net income attributable to common shareholders for discontinued operations net of tax, tax-effected Core OID expense, tax-effected repositioning and other primarily related to the extinguishment of high-cost legacy debt and strategic activities and significant other, preferred stock capital actions, significant discrete tax items and tax-effected changes in equity investments measured at fair value, as applicable for respective periods. See pages 41 and 43 for calculation methodology and details. 9) Core original issue discount (Core OID) amortization expense is a non-GAAP financial measure for OID and is believed by management to help the reader better understand the activity removed from: Core pre-tax income (loss), Core net income (loss) attributable to common shareholders, Adjusted EPS, Core ROTCE, Adjusted efficiency ratio, Adjusted total net revenue, and Net financing revenue (excluding Core OID). Core OID is primarily related to bond exchange OID which excludes international operations and future issuances. Core OID for all periods shown is applied to the pre-tax income of the Corporate and Other segment. See page 46 for calculation methodology and details. 10) Core outstanding original issue discount balance (Core OID balance) is a non-GAAP financial measure for outstanding OID and is believed by management to help the reader better understand the balance removed from Core ROTCE and Adjusted TBVPS. Core OID balance is primarily related to bond exchange OID which excludes international operations and future issuances. See page 46 for calculation methodology and details. 11) Core pre-provision net revenue (Core PPNR) is a non-GAAP financial measure calculated by adding GAAP net financing revenue and GAAP other revenue and subtracting GAAP noninterest expense then adding Core OID and repositioning expenses, excluding provision for credit losses. Management believes that Core PPNR is a helpful financial metric because it enables the reader to assess the core business' ability to generate earnings to cover credit losses. See page 46 for calculation methodology and details. 12) Core pre-tax income is a non-GAAP financial measure that adjusts pre-tax income from continuing operations by excluding (1) Core OID, and (2) change in fair value of equity securities (change in fair value of equity securities impacts the Insurance and Corporate Finance segments), and (3) Repositioning and other which are primarily related to the extinguishment of high cost legacy debt, strategic activities and significant other one-time items, as applicable for respective periods or businesses. Management believes core pre-tax income can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. See page 45 for calculation methodology and details. 36

3Q 2023 Preliminary Results Supplemental Notes on Non-GAAP Financial Measures 13) Core return on tangible common equity (Core ROTCE) is a non-GAAP financial measure that management believes is helpful for readers to better understand the ongoing ability of the company to generate returns on its equity base that supports core operations. For purposes of this calculation, tangible common equity is adjusted for Core OID balance and net DTA. Ally’s Core net income attributable to common shareholders for purposes of calculating Core ROTCE is based on the actual effective tax rate for the period adjusted for significant discrete tax items including tax reserve releases, which aligns with the methodology used in calculating adjusted earnings per share. See page 43 for calculation details. (1) In the numerator of Core ROTCE, GAAP net income attributable to common shareholders is adjusted for discontinued operations net of tax, tax-effected Core OID, tax-effected repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities and significant other one- time items, change in fair value of equity securities, significant discrete tax items, and preferred stock capital actions, as applicable for respective periods. (2) In the denominator, GAAP shareholder’s equity is adjusted for goodwill and identifiable intangibles net of DTL, Core OID balance, and net DTA. 14) Investment income and other (adjusted) is a non-GAAP financial measure that adjusts GAAP investment income and other for repositioning, and the change in fair value of equity securities. Management believes investment income and other (adjusted) is a helpful financial metric because it enables the reader to better understand the business' ability to generate investment income. 15) Net financing revenue excluding core OID is calculated using a non-GAAP measure that adjusts net financing revenue by excluding Core OID. The Core OID balance is primarily related to bond exchange OID which excludes international operations and future issuances. Management believes net financing revenue ex. Core OID is a helpful financial metric because it enables the reader to better understand the business' ability to generate revenue. See page 46 for calculation methodology and details. 16) Net interest margin excluding core OID is calculated using a non-GAAP measure that adjusts net interest margin by excluding Core OID. The Core OID balance is primarily related to bond exchange OID which excludes international operations and future issuances. Management believes net interest margin ex. Core OID is a helpful financial metric because it enables the reader to better understand the business' profitability and margins. See page 12 for calculation methodology and details. 17) Pre-provision net revenue (PPNR) is a non-GAAP financial measure calculated by adding GAAP net financing revenue and GAAP other revenue then subtracting GAAP noninterest expense, excluding provision for credit losses. Management believes that PPNR is a helpful financial metric because it enables the reader to assess the business’ ability to generate earnings to cover credit losses and as it is utilized by Federal Reserve's approach to modeling within the Supervisory Stress Test Framework that generally follows U.S. generally accepted accounting principles (GAAP) and includes a calculation of PPNR as a component of projected pre-tax net income. See page 46 for calculation methodology and details. 18) Tangible Common Equity is a non-GAAP financial measure that is defined as common stockholders’ equity less goodwill and identifiable intangible assets, net of deferred tax liabilities. Ally considers various measures when evaluating capital adequacy, including tangible common equity. Ally believes that tangible common equity is important because we believe readers may assess our capital adequacy using this measure. Additionally, presentation of this measure allows readers to compare certain aspects of our capital adequacy on the same basis to other companies in the industry. For purposes of calculating Core return on tangible common equity (Core ROTCE), tangible common equity is further adjusted for Core OID balance and net deferred tax asset. See page 43 for calculation methodology and details. 37

3Q 2023 Preliminary Results Supplemental Notes on Other Financial Measures 1) Change in fair value of equity securities impacts the Insurance, Corporate Finance and Corporate and Other segments. The change reflects fair value adjustments to equity securities that are reported at fair value. Management believes the change in fair value of equity securities should be removed from select financial measures because it enables the reader to better understand the business’ ongoing ability to generate revenue and income. 2) Customer retention rate is the annualized 3-month rolling average of 1 minus the monthly attrition rate; excludes escheatment. 3) Estimated impact of CECL on regulatory capital per final rule issued by U.S. banking agencies - In December 2018, the FRB and other U.S. banking agencies approved a final rule to address the impact of CECL on regulatory capital by allowing BHCs and banks, including Ally, the option to phase in the day-one impact of CECL over a three-year period. In March 2020, the FRB and other U.S. banking agencies issued an interim final rule that became effective on March 31, 2020 and provided an alternative option for banks to temporarily delay the impacts of CECL, relative to the incurred loss methodology for estimating the allowance for loan losses, on regulatory capital. A final rule that was largely unchanged from the March 2020 interim final rule was issued by the FRB and other U.S. banking agencies in August 2020, and became effective in September 2020. For regulatory capital purposes, these rules permitted us to delay recognizing the estimated impact of CECL on regulatory capital until after a two-year deferral period, which for us extended through December 31, 2021. Beginning on January 1, 2022, we are required to phase in 25% of the previously deferred estimated capital impact of CECL, with an additional 25% to be phased in at the beginning of each subsequent year until fully phased in by the first quarter of 2025. Under these rules, firms that adopt CECL and elect the five-year transition will calculate the estimated impact of CECL on regulatory capital as the day-one impact of adoption plus 25% of the subsequent change in allowance during the two-year deferral period, which according to the final rule approximates the impact of CECL relative to an incurred loss model. We adopted this transition option during the first quarter of 2020, and beginning January 1, 2022 are phasing in the regulatory capital impacts of CECL based on this five-year transition period. 4) Estimated retail auto originated yield is a financial measure determined by calculating the estimated average annualized yield for loans originated during the period. At this time there currently is no comparable GAAP financial measure for Estimated Retail Auto Originated Yield and therefore this forecasted estimate of yield at the time of origination cannot be quantitatively reconciled to comparable GAAP information. 5) Interest rate risk modeling – We prepare our forward-looking baseline forecasts of net financing revenue taking into consideration anticipated future business growth, asset/liability positioning, and interest rates based on the implied forward curve. The analysis is highly dependent upon a variety of assumptions including the repricing characteristics of retail deposits with both contractual and non-contractual maturities. We continually monitor industry and competitive repricing activity along with other market factors when contemplating deposit pricing actions. Please see our SEC filings for more details. 6) Net charge-off ratios are calculated as annualized net charge-offs divided by average outstanding finance receivables and loans excluding loans measured at fair value and loans held-for-sale. 7) Repositioning is primarily related to the extinguishment of high-cost legacy debt, strategic activities, restructuring, and significant other one-time items. 8) U.S. consumer auto originations ▪ New Retail – standard and subvented rate new vehicle loans; Lease – new vehicle lease originations; Used – used vehicle loans; Growth – total originations from non-GM/Stellantis dealers and direct-to-consumer loans. Note: Stellantis N.V. (“Stellantis”) announced January 17, 2021, following completion of the merger of Peugeot S.A. (“Groupe PSA”) and Fiat Chrysler Automobiles N.V. (“FCA”) on January 16, 2021, the combined company was renamed Stellantis; Nonprime – originations with a FICO® score of less than 620 38

3Q 2023 Preliminary Results Supplemental Additional Notes Page – 16 | Auto Finance: Agile Market Leader (1) ‘Prime Auto Lender’ - Source: PIN Navigator Data & Analytics, a business division of J.D. Power. The credit scores provided within these reports have been provided by FICO® Risk Score, Auto 08 FICO® is a registered trademark of Fair Isaac Corporation in the United States and other countries. Ally management defines retail auto market segmentation (unit based) for consumer automotive loans primarily as those loans with a FICO® Score (or an equivalent score) at origination by the following: • Super-prime 720+, Prime 620 – 719, Nonprime less than 620 (2) ‘Bank Floorplan Lender’ - Source: Company filings, including WFC and HBAN. (3) ‘Retail Auto Loan Outstandings’ - Source: Big Wheels Auto Finance Data 2022. (4) ‘#1 Dealer Satisfaction among Non-Captive Lenders with Sub-Prime Credit’ - Source: J.D. Power. Page – 21 | Auto Finance (1) Noninterest expense includes corporate allocations of $288 million in 3Q 2023, $271 million in 2Q 2023, and $259 million in 3Q 2022. Page – 22 | Insurance (2) Acquisition and underwriting expenses includes corporate allocations of $26 million in 3Q 2023, $23 million in 2Q 2023, and $24 million in 3Q 2022. (3) Change in fair value of equity securities impacts the Insurance segment. The change reflects fair value adjustments to equity securities that are reported at fair value. Management believes the change in fair value of equity securities should be removed from select financial measures because it enables the reader to better understand the business’ ongoing ability to generate revenue and income. Page – 23 | Ally Bank: Deposit and Customer Trends (1) Source: FDIC, FFIEC Call Reports and Company filings of branchless banks including Marcus, Discover, American Express, Synchrony. Page – 25 | Corporate Finance (2) Noninterest expense includes corporate allocations of $14 million in 3Q 2023, $13 million in 2Q 2023, and $11 million in 3Q 2022. (3) Change in fair value of equity securities impacts the Corporate Finance segment. The change reflects fair value adjustments to equity securities that are reported at fair value. Management believes the change in fair value of equity securities should be removed from select financial measures because it enables the reader to better understand the business’ ongoing ability to generate revenue and income. Page – 26 | Mortgage Finance (1) Noninterest expense includes corporate allocations of $21 million in 3Q 2023, $24 million in 2Q 2023, and $27 million in 3Q 2022. (2) 1st lien only. Updated home values derived using a combination of appraisals, Broker price opinion (BPOs), Automated Valuation Models (AVMs) and Metropolitan Statistical Area (MSA) level house price indices. 39

3Q 2023 Preliminary Results Supplemental Additional Notes Page – 30 | Results by Segment (2) Change in fair value of equity securities impacts the Insurance, Corporate Finance and Corporate and Other segments. The change reflects fair value adjustments to equity securities that are reported at fair value. Management believes the change in fair value of equity securities should be removed from select financial measures because it enables the reader to better understand the business’ ongoing ability to generate revenue and income. (3) Repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities, restructuring, and significant other one-time items, as applicable for respective periods or businesses. Page – 32 | Corporate and Other (2) Repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities, restructuring, and significant other one-time items, as applicable for respective periods or businesses. (3) Change in fair value of equity securities impacts the Corporate and Other segments. The change reflects fair value adjustments to equity securities that are reported at fair value. Management believes the change in fair value of equity securities should be removed from select financial measures because it enables the reader to better understand the business’ ongoing ability to generate revenue and income. (4) HFI legacy mortgage portfolio, HFI Ally Lending portfolio and HFI Ally Credit Card portfolio. (5) Intercompany loan related to activity between Insurance and Corporate for liquidity purposes from the wind down of the Demand Notes program. Includes loans held-for-sale. 40

3Q 2023 Preliminary Results Supplemental GAAP to Core Results: Adjusted EPS Adjusted Earnings per Share ( Adjusted EPS ) QUARTERLY TREND 3Q 23 2Q 23 1Q 23 4Q 22 3Q 22 2Q 22 1Q 22 4Q 21 3Q 21 2Q 21 1Q 21 4Q 20 3Q 20 Numerator ($ millions) GAAP net income attributable to common shareholders $ 269 $ 301 $ 291 $ 251 $ 272 $ 454 $ 627 $ 624 $ 683 $ 900 $ 796 $ 687 $ 476 Discontinued operations, net of tax - - 1 - 1 - - 6 - (1) - - - Core OID 12 12 11 11 11 10 10 9 9 9 10 9 9 Repositioning Items 30 - - 57 20 - - 107 52 70 - - - Change in fair value of equity securities 56 (25) (65) (49) 62 136 66 (21) 65 (19) (17) (111) (13) Tax on Core OID, Repo & change in fair value of equity securities (assumes 21% tax rate) (21) 3 11 (4) (20) (31) (16) (20) (26) (13) 1 21 1 Significant discrete tax items (94) - - 61 - - - - - (78) - - - Core net income attributable to common shareholders [a] $ 252 $ 291 $ 250 $ 327 $ 346 $ 570 $ 687 $ 705 $ 782 $ 868 $ 790 $ 606 $ 473 Denominator Weighted-average common shares outstanding - (Diluted, thousands) [b] 305,693 304,646 303,448 303,062 3 10,086 3 24,027 3 37,812 3 48,666 361,855 3 73,029 3 77,529 3 78,424 3 77,011 Metric GAAP EPS $ 0.88 $ 0.99 $ 0.96 $ 0.83 $ 0.88 $ 1.40 $ 1.86 $ 1.79 $ 1.89 $ 2.41 $ 2.11 $ 1.82 $ 1.26 Discontinued operations, net of tax - - 0.00 - 0.00 - - 0.02 - (0.00) - - - Core OID 0.04 0.04 0.04 0.04 0.03 0.03 0.03 0.03 0.03 0.02 0.03 0.02 0.02 Change in fair value of equity securities 0.18 (0.08) (0.21) (0.16) 0.20 0.42 0.19 (0.06) 0.18 (0.05) (0.04) (0.29) (0.04) Repositioning Items 0.10 - - 0.19 0.06 - - 0.31 0.14 0.19 - - - Tax on Core OID, Repo & change in fair value of equity securities (assumes 21% tax rate) (0.07) 0.01 0.04 (0.01) (0.06) (0.09) (0.05) (0.06) (0.07) (0.03) 0.00 0.06 0.00 Significant discrete tax items (0.31) - - 0.20 - - - - - (0.21) - - - Adjusted EPS [a] / [b] $ 0.83 $ 0.96 $ 0.82 $ 1.08 $ 1.12 $ 1.76 $ 2.03 $ 2.02 $ 2.16 $ 2.33 $ 2.09 $ 1.60 $ 1.25 41

3Q 2023 Preliminary Results Supplemental GAAP to Core Results: Adjusted TBVPS Adjusted Tangible Book Value per Share ( Adjusted TBVPS ) QUARTERLY TREND 3Q 23 2Q 23 1Q 23 4Q 22 3Q 22 2Q 22 1Q 22 4Q 21 3Q 21 2Q 21 1Q 21 4Q 20 3Q 20 Numerator ($ billions) GAAP shareholder's equity $ 12.8 $ 13.5 $ 13.4 $ 12.9 $ 12.4 $ 14.0 $ 15.4 $ 17.1 $ 17.3 $ 17.5 $ 14.6 $ 14.7 $ 14.1 less: Preferred equity (2.3) (2.3) (2.3) (2.3) (2.3) (2.3) (2.3) (2.3) (2.3) (2.3) - - - GAAP common shareholder's equity $ 10.5 $ 11.2 $ 11.1 $ 10.5 $ 10.1 $ 11.7 $ 13.1 $ 14.7 $ 15.0 $ 15.2 $ 14.6 $ 14.7 $ 14.1 Goodwill and identifiable intangibles, net of DTLs (0.9) (0.9) (0.9) (0.9) (0.9) (0.9) (0.9) (0.9) (0.4) (0.4) (0.4) (0.4) (0.4) Tangible common equity 9 .6 10.3 10.2 9 .6 9.2 10.7 12.2 13.8 14.6 14.8 14.2 14.3 13.7 Tax-effected Core OID balance (assumes 21% tax rate) (0.6) (0.6) (0.7) (0.7) (0.7) (0.7) (0.7) (0.7) (0.7) (0.8) (0.8) (0.8) (0.8) Adjusted tangible book value [a] $ 9.0 $ 9.7 $ 9.5 $ 9.0 $ 8.5 $ 10.1 $ 11.5 $ 13.1 $ 13.9 $ 14.1 $ 13.4 $ 13.5 $ 12.9 Denominator Issued shares outstanding (period-end, thousands) [b] 3 01,630 3 01,619 300,821 2 99,324 300,335 312,781 327,306 337,941 3 49,599 3 62,639 371,805 3 74,674 373,857 Metric GAAP shareholder's equity per share $ 42.5 $ 44.9 $ 44.5 $ 43.0 $ 41.4 $ 44.7 $ 47.1 $ 50.5 $ 49.5 $ 48.3 $ 39.3 $ 39.2 $ 37.8 less: Preferred equity per share 7.7 7.7 7 .7 7 .8 7.7 7 .4 7.1 6 .9 6 .6 6.4 - - - GAAP common shareholder's equity per share $ 34.8 $ 37.2 $ 36.7 $ 35.2 $ 33.7 $ 37.3 $ 40.0 $ 43.6 $ 42.8 $ 41.9 $ 39.3 $ 39.2 $ 37.8 Goodwill and identifiable intangibles, net of DTLs per share (2.9) (2.9) (3.0) (3.0) (3.0) (2.9) (2.8) (2.8) (1.1) (1.0) (1.0) (1.0) (1.0) Tangible common equity per share 31.9 34.2 33.8 32.2 30.6 34.3 37.1 40.8 41.8 40.9 38.3 38.2 36.7 Tax-effected Core OID balance (assumes 21% tax rate) per share (2.1) (2.1) (2.2) (2.2) (2.2) (2.2) (2.1) (2.1) (2.0) (2.1) (2.2) (2.2) (2.2) Adjusted tangible book value per share [a] / [b] $ 29.8 $ 32.1 $ 31.6 $ 30.0 $ 28.4 $ 32.2 $ 35.0 $ 38.7 $ 39.7 $ 38.8 $ 36.2 $ 36.1 $ 34.6 Calculated Impact to Adjusted TBVPS from CECL Day-1 1Q 20 Numerator ($ billions) Adjusted tangible book value $ 12.2 CECL Day-1 impact to retained earnings, net of tax 1.0 Adjusted tangible book value less CECL Day-1 impact [a] $ 13.3 Denominator Issued shares outstanding (period-end, thousands) [b] 373,155 Metric Adjusted TBVPS $ 32.8 CECL Day-1 impact to retained earnings, net of tax per share 2.7 Adjusted tangible book value, less CECL Day-1 impact per share [a] / [b] $ 35.5 Ally adopted CECL on January 1, 2020. Upon implementation of CECL Ally recognized a reduction to our opening retained earnings balance of approximately $1.0 billion, net of income tax, which reflects a pre-tax increase to the allowance for loan losses of approximately $1.3 billion. This increase is almost exclusively driven by our consumer automotive loan portfolio. 42

Supplemental

3Q 2023 Preliminary Results

GAAP to Core Results: Core ROTCE

Core Return on Tangible Common Equity ("Core ROTCE")		QUARTERLY TREND												
		3Q 23	2Q 23	1Q 23	4Q 22	3Q 22	2Q 22	1Q 22	4Q 21	3Q 21	2Q 21	1Q 21	4Q 20	3Q 20
Numerator ($ millions)														
GAAP net income attributable to common shareholders		$ 269	$ 301	$ 291	$ 251	$ 272	$ 454	$ 627	$ 624	$ 683	$ 900	$ 796	$ 687	$ 476
Discontinued operations, net of tax		-	-	1	-	1	-	-	6	-	(1)	-	-	-
Core OID		12	12	11	11	11	10	10	9	9	9	10	9	9
Repositioning Items		30	-	-	57	20	-	-	107	52	70	-	-	-
Change in fair value of equity securities		56	(25)	(65)	(49)	62	136	66	(21)	65	(19)	(17)	(111)	(13)
Tax on Core OID, Repo & change in fair value of equity securities *(assumes 21% tax rate)*		(21)	3	11	(4)	(20)	(31)	(16)	(20)	(26)	(13)	1	21	1
Significant discrete tax items & other		(94)	-	-	61	-	-	-	-	-	(78)	-	-	-
Core net income attributable to common shareholders	[a]	$ 252	$ 291	$ 250	$ 327	$ 346	$ 570	$ 687	$ 705	$ 782	$ 868	$ 790	$ 606	$ 473
Denominator (Average, $ billions)														
GAAP shareholder's equity		$ 13.2	$ 13.5	$ 13.1	$ 12.6	$ 13.2	$ 14.7	$ 16.2	$ 17.2	$ 17.4	$ 16.1	$ 14.7	$ 14.4	$ 14.0
less: Preferred equity		(2.3)	(2.3)	(2.3)	(2.3)	(2.3)	(2.3)	(2.3)	(2.3)	(2.3)	(1.2)	-	-	-
GAAP common shareholder's equity		$ 10.9	$ 11.1	$ 10.8	$ 10.3	$ 10.9	$ 12.4	$ 13.9	$ 14.8	$ 15.1	$ 14.9	$ 14.7	$ 14.4	$ 14.0
Goodwill & identifiable intangibles, net of deferred tax liabilities ("DTLs")		(0.9)	(0.9)	(0.9)	(0.9)	(0.9)	(0.9)	(0.9)	(0.7)	(0.4)	(0.4)	(0.4)	(0.4)	(0.4)
Tangible common equity		$ 10.0	$ 10.2	$ 9.9	$ 9.4	$ 10.0	$ 11.4	$ 13.0	$ 14.2	$ 14.7	$ 14.5	$ 14.3	$ 14.0	$ 13.6
Core OID balance		(0.8)	(0.8)	(0.8)	(0.8)	(0.9)	(0.9)	(0.9)	(0.9)	(0.9)	(1.0)	(1.0)	(1.0)	(1.0)
Net deferred tax asset ("DTA")		(1.3)	(1.1)	(1.1)	(1.2)	(1.1)	(0.8)	(0.4)	(0.6)	(0.9)	(0.6)	(0.1)	(0.1)	(0.1)
Normalized common equity	[b]	$ 7.9	$ 8.4	$ 8.0	$ 7.4	$ 8.0	$ 9.8	$ 11.7	$ 12.7	$ 12.9	$ 13.0	$ 13.1	$ 12.9	$ 12.4
Core Return on Tangible Common Equity	[a] / [b]	12.9%	13.9%	12.5%	17.6%	17.2%	23.2%	23.6%	22.1%	24.2%	26.7%	24.1%	18.7%	15.2%

ally do it right. | 43

3Q 2023 Preliminary Results Supplemental GAAP to Core Results: Adjusted Efficiency Ratio Adjusted Efficiency Ratio QUARTERLY TREND 3Q 23 2Q 23 1Q 23 4Q 22 3Q 22 Numerator ($ millions) GAAP noninterest expense $ 1,232 $ 1,249 $ 1,266 $ 1,266 $ 1,161 Rep and warrant expense - - - - - Insurance expense (338) (358) (315) (286) (290) Repositioning items (30) - - (57) (20) Adjusted noninterest expense for efficiency ratio [a] $ 864 $ 891 $ 951 $ 923 $ 851 Denominator ($ millions) Total net revenue $ 1,968 $ 2,079 $ 2,100 $ 2,201 $ 2,016 Core OID 12 12 11 11 11 Repositioning items - - - - - Insurance revenue (322) (366) (407) (387) (260) Adjusted net revenue for the efficiency ratio [b] $ 1,658 $ 1,725 $ 1,704 $ 1,825 $ 1,767 Adjusted Efficiency Ratio [a] / [b] 52.1% 51.7% 55.8% 50.6% 48.2% 44

3Q 2023 Preliminary Results Supplemental Non-GAAP Reconciliation: Core Income ($ millions) 3Q 23 2Q 23 3Q 22 Change in fair Change in fair Change in fair (1) (1) (1) GAAP Core OID value of equity Repositioning GAAP Core OID value of equity Repositioning GAAP Core OID value of equity Repositioning Non-GAAP Non-GAAP Non-GAAP securities securities securities Consolidated Ally Net financing revenue $ 1,533 $ 12 $ - $ - 1,545 $ 1,573 $ 12 $ - $ - 1 ,585 $ 1,719 $ 11 $ - $ - 1 ,730 Total other revenue 435 - 56 - 491 506 - (25) - 481 297 - 62 - 359 Provision for credit losses 508 - - - 508 427 - - - 427 438 - - - 438 Noninterest expense 1,232 - - (30) 1 ,202 1,249 - - - 1,249 1,161 - - (20) 1 ,141 Pre-tax income $ 228 $ 12 $ 56 $ 30 $ 326 $ 403 $ 12 $ (25) $ - $ 390 $ 417 $ 11 $ 62 $ 20 $ 510 Corporate / Other Net financing revenue $ (6) $ 12 $ - $ - $ 6 $ 50 $ 12 $ - $ - $ 62 $ 255 $ 11 $ - $ - $ 266 Total other revenue 35 - 10 - 45 53 - - - 53 (74) - (0) - (74) Provision for credit losses 61 - - - 61 81 - - - 81 95 - - - 95 Noninterest expense 211 - - (30) 181 221 - - - 221 237 - - (20) 217 Pre-tax income $ (243) $ 12 $ 10 $ 30 $ (191) $ (199) $ 12 $ - $ - $ (187) $ (151) $ 11 $ (0) $ 20 $ (120) Insurance Premiums, service revenue earned and other $ 324 $ - $ - $ - $ 324 $ 312 $ - $ - $ - $ 312 $ 292 $ - $ - $ - $ 292 Losses and loss adjustment expenses 107 - - - 107 134 - - - 134 70 - - - 70 Acquisition and underwriting expenses 231 - - - 231 224 - - - 224 220 - - - 220 Investment income and other (2) - 46 - 44 54 - (24) - 30 (32) - 62 - 30 Pre-tax income $ (16) $ - $ 46 $ - $ 30 $ 8 $ - $ (24) $ - $ (16) $ (30) $ - $ 62 $ - $ 32 Corporate Finance Net financing revenue $ 97 $ - $ - $ - $ 97 $ 92 $ - $ - $ - $ 92 $ 80 $ - $ - $ - $ 80 Total other revenue 24 - (0) - 24 28 - (1) - 27 54 - (0) - 54 Provision for credit losses 5 - - - 5 15 - - - 15 13 - - - 13 Noninterest expense 32 - - - 32 33 - - - 33 30 - - - 30 Pre-tax income $ 84 $ - $ (0) $ - $ 84 $ 72 $ - $ (1) $ - $ 71 $ 91 $ - $ (0) $ - $ 91 (1) Non-GAAP line items walk to Core pre-tax income, a Non-GAAP financial measure that adjusts pre-tax income. See pages 35 – 37 for definitions. Note: Change in fair value of equity securities impacts the Insurance, Corporate Finance and Corporate and Other segments. The change reflects fair value adjustments to equity securities that are reported at fair value. Management believes the change in fair value of equity securities should be removed from select financial measures because it enables the reader to better understand the business’ ongoing ability to generate revenue and income. 45

3Q 2023 Preliminary Results Supplemental Non-GAAP Reconciliations Net Financing Revenue (ex. Core OID) QUARTERLY TREND ($ millions) 3Q 23 2Q 23 1Q 23 4Q 22 3Q 22 2Q 22 1Q 22 4Q 21 3Q 21 2Q 21 1Q 21 4Q 20 3Q 20 GAAP Net Financing Revenue [x] $ 1,533 $ 1,573 $ 1,602 $ 1,674 $ 1,719 $ 1 ,764 $ 1,693 $ 1,654 $ 1,594 $ 1,547 $ 1 ,372 $ 1 ,303 $ 1,200 Core OID 12 12 11 11 11 10 10 9 9 9 10 9 9 Net Financing Revenue (ex. Core OID) [a] $ 1,545 $ 1,585 $ 1,613 $ 1,685 $ 1,730 $ 1 ,774 $ 1,703 $ 1 ,663 $ 1 ,603 $ 1,556 $ 1 ,382 $ 1 ,312 $ 1,209 Adjusted Other Revenue QUARTERLY TREND ($ millions) 3Q 23 2Q 23 1Q 23 4Q 22 3Q 22 2Q 22 1Q 22 4Q 21 3Q 21 2Q 21 1Q 21 4Q 20 3Q 20 GAAP Other Revenue [y] $ 435 $ 506 $ 498 $ 527 $ 297 $ 312 $ 442 $ 545 $ 391 $ 538 $ 565 $ 678 $ 484 Accelerated OID & repositioning items - - - - - - - 9 52 70 - - - Change in fair value of equity securities 56 (25) (65) (49) 62 136 66 (21) 65 (19) (17) (111) (13) Adjusted Other Revenue [b] $ 491 $ 481 $ 433 $ 478 $ 359 $ 448 $ 508 $ 533 $ 507 $ 588 $ 548 $ 567 $ 471 Adjusted NIE (ex. Repositioning) QUARTERLY TREND ($ millions) 3Q 23 2Q 23 1Q 23 4Q 22 3Q 22 2Q 22 1Q 22 4Q 21 3Q 21 2Q 21 1Q 21 4Q 20 3Q 20 GAAP Noninterest Expense [z] $ 1,232 $ 1,249 $ 1,266 $ 1,266 $ 1,161 $ 1,138 $ 1,122 $ 1 ,090 $ 1,002 $ 1 ,075 $ 943 $ 1,023 $ 905 Repositioning 30 - - 57 20 - - - - - - - - Adjusted NIE (ex. Repositioning) [c] $ 1,202 $ 1,249 $ 1,266 $ 1,209 $ 1,141 $ 1,138 $ 1,122 $ 1 ,090 $ 1,002 $ 1,075 $ 943 $ 1,023 $ 905 Core Pre-Provision Net Revenue QUARTERLY TREND ($ millions) 3Q 23 2Q 23 1Q 23 4Q 22 3Q 22 2Q 22 1Q 22 4Q 21 3Q 21 2Q 21 1Q 21 4Q 20 3Q 20 Pre-Provision Net Revenue [x]+[y]-[z] 736 830 834 935 855 938 1,013 1,109 983 1,010 994 958 779 Core Pre-Provision Net Revenue [a]+[b]-[c] $ 834 $ 817 $ 781 $ 954 $ 948 $ 1,084 $ 1 ,088 $ 1 ,107 $ 1 ,108 $ 1,070 $ 987 $ 856 $ 775 Adjusted Total Net Revenue ($ millions) Adjusted Total Net Revenue [a]+[b] $ 2,036 $ 2,066 $ 2,047 $ 2,163 $ 2,089 $ 2 ,222 $ 2 ,210 $ 2 ,197 $ 2 ,110 $ 2 ,145 $ 1 ,930 $ 1,879 $ 1,680 Original issue discount amortization expense QUARTERLY TREND ($ millions) 3Q 23 2Q 23 1Q 23 4Q 22 3Q 22 2Q 22 1Q 22 4Q 21 3Q 21 2Q 21 1Q 21 4Q 20 3Q 20 GAAP original issue discount amortization expense $ 15 $ 15 $ 15 $ 14 $ 13 $ 13 $ 13 $ 12 $ 12 $ 12 $ 12 $ 13 $ 12 Other OID 3 3 3 3 3 2 3 3 3 3 3 3 3 (1) Core original issue discount (Core OID) amortization expense $ 12 $ 12 $ 11 $ 11 $ 11 $ 10 $ 10 $ 9 $ 9 $ 9 $ 10 $ 9 $ 9 Outstanding original issue discount balance QUARTERLY TREND ($ millions) 3Q 23 2Q 23 1Q 23 4Q 22 3Q 22 2Q 22 1Q 22 4Q 21 3Q 21 2Q 21 1Q 21 4Q 20 3Q 20 GAAP outstanding original issue discount balance $ (847) $ (863) $ (878) $ (882) $ (888) $ (901) $ (911) $ (923) $ (929) $ (983) $ (1,052) $ (1,064) $ (1,084) Other outstanding OID balance (42) (45) (48) (40) (36) (39) (37) (40) (29) (32) (34) (37) (48) Core outstanding original issue discount balance (Core OID balance) $ (806) $ (818) $ (830) $ (841) $ (852) $ (863) $ (873) $ (883) $ (900) $ (952) $ (1,018) $ (1,027) $ (1,037) Note: Change in fair value of equity securities impacts the Insurance, Corporate Finance and Corporate and Other segments. The change reflects fair value adjustments to equity securities that are reported at fair value. Management believes the change in fair value of equity securities should be removed from select financial measures because it enables the reader to better understand the business’ ongoing ability to generate revenue and income. 46